UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events

MatrixOne, Inc., (the “Company”) held its annual meeting of stockholders in Boston, Massachusetts on December 22, 2005. Of the 51,897,343 shares outstanding as of the record date, 48,886,580 shares were present or represented by proxy at the meeting. The following actions were voted upon at the meeting: (i) to elect three members to the Board of Directors as Class III Directors to serve for a three-year term and until a successor has been duly elected and qualified or until the earlier of death, resignation or removal: Mark F. O’Connell—For 28,378,057, Withheld 20,508,523; David G. DeWalt—For 29,372,062, Withheld 19,514,518; Charles R. Stuckey, Jr.—For 28,436,669, Withheld 20,449,911; (ii) to approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, increasing from 2,000,000 to 3,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan: For 32,668,351, Against 4,924,795, Abstain 3,171,179; and (iii) to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006: For 45,432,099, Against 300,690, Abstain 3,153,791.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: December 23, 2005	By:	/s/ GARY D. HALL
Gary D. Hall Senior Vice President-Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)